Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them.

Date: March 26, 2009

RONALD S. LAUDER

By:	/s/ Jacob Z. Schuster

Name: Jacob Z. Schuster, as
Attorney-in-fact

RSL INVESTMENTS CORPORATION

By:	/s/ Jacob Z. Schuster

Name: Jacob Z. Schuster
Title: President, Secretary and
Treasurer

RSL INVESTMENT LLC

By:	/s/ Jacob Z. Schuster

Name: Jacob Z. Schuster
Title: Executive Vice President